                                                                    Exhibit 99.3

LETTER TO VOTING DEPOSITORS
[First Niagara Financial Group Letterhead]

Dear Valued Customer:

I am pleased to inform you of an investment opportunity and to request your vote on our Plan of Conversion and Reorganization of First Niagara Financial Group, MHC. In 1998, we reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. Pursuant to the Plan, we are now completing the transition to full public ownership through another stock offering. First Niagara Financial Group, Inc.; the parent company of First Niagara Bank, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering. As an eligible First Niagara Bank depositor, you have the right, but no obligation, to buy shares of First Niagara Financial Group, Inc. common stock in the offering, before it is offered for sale to the public.

THE VOTE:

The corporate restructuring and related stock offering provided for in the Plan have received conditional regulatory approval. We must also receive the approval of First Niagara Bank's depositors. Your vote is important. The enclosed Proxy Statement and Prospectus describe the Plan and the business reasons for the conversion. To vote, you may sign each Proxy Card enclosed and return the card(s) to us, in the enclosed Proxy Return Envelope. Alternatively, for each card, you may more promptly cast your vote using our telephone option or our Internet option, following the instructions provided. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PLAN.

Please note that:
..    Voting does not obligate you to purchase shares of common stock in the offering.
..    There will be no change to account numbers, interest rates or other terms of your accounts at our bank.
..    Our management and staff will continue to serve you, and your deposit accounts will continue to be FDIC - insured up to the maximum legal limits.

THE STOCK OFFERING:

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m., New York Time, on December ___, 2002.

First Niagara Financial Group, Inc. common stock trades on the Nasdaq National Market, under the symbol "FNFG."

                                                                          (over)

LETTER TO VOTING DEPOSITORS

If you have questions regarding voting, you may refer to the Proxy Statement, including the Questions & Answers section. If you have questions about the offering, refer to the Prospectus. For additional questions, please call our Stock Information Center at the number below.

I hope you will consider this opportunity to share in our future as a stockholder of First Niagara Financial Group, Inc.

Sincerely,


William E. Swan
Chairman, President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?

          Call our Stock Information Center toll-free at (866) 293-3776 9:00 a.m. to 4:00 p.m., New York Time, Monday through Friday

LETTER TO CLOSED DEPOSIT ACCOUNTS (can buy, not vote)
[First Niagara Financial Group Letterhead]

Dear Friend:

It is my pleasure to inform you of an investment opportunity. First Niagara Financial Group, Inc., the parent company of First Niagara Bank, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering.

As a First Niagara Bank, Cayuga Bank or Cortland Savings Bank depositor on June 30, 2001 or September 30, 2002, whose account was closed thereafter, you have the right, but no obligation, to buy shares of common stock in the offering, before it is offered for sale to the general public.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m., New York Time, on December ___, 2002.

First Niagara Financial Group common stock trades on the Nasdaq National Market, under the symbol "FNFG."

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number below.

Sincerely,


William E. Swan
Chairman, President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?

          Call our Stock Information Center toll-free at (866) 293-3776 9:00 a.m. to 4:00 p.m., New York Time, Monday through Friday

LETTER TO FIRST NIAGARA REGISTERED PUBLIC STOCKHOLDERS
[First Niagara Financial Group Letterhead]

Dear Stockholder:

In 1998, First Niagara Bank, our savings bank subsidiary, reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion and Reorganization of our mutual holding company parent, the mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by First Niagara Financial Group, Inc.

We are soliciting our stockholders' votes on the Plan of Conversion and Reorganization. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. Please promptly vote the enclosed Proxy. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION AND REORGANIZATION.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION.

Shares of First Niagara Financial Group common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the procedure for effecting the exchange of shares. Please do not deliver your certificates before you receive the transmittal form. Shares held by stockholders in street name will be converted automatically at the conclusion of the conversion; no documentation is required.

In the stock offering, shares of common stock are being offered at the price of $10.00 per share. Eligible depositors of First Niagara Bank, Cayuga Bank or Cortland Savings Bank on June 30, 2001, September 30, 2002 or November __, 2002 have priority, in a subscription offering. Unsubscribed shares will be sold to the public in a community offering. As a stockholder of First Niagara Financial Group on November __, 2002, you have a purchase preference over members of the general public in the community offering. If you choose to participate in this offering, you may do so without paying a sales commission. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment. Stock Order Forms must be received prior to 10:00 a.m., New York Time, on December __, 2002.

                                                                          (over)

LETTER TO REGISTERED PUBLIC STOCKHOLDERS

If you have questions about voting, you may refer to the Proxy Statement, including the Questions & Answers section. If you have questions about the offering, refer to the Prospectus. For additional questions, please call our Stock Information Center at the number below.

First Niagara Financial Group, Inc. common stock trades on the Nasdaq National Market, under the symbol "FNFG." We look forward to continued association with you as a First Niagara Financial Group stockholder.

Sincerely,


William E. Swan
Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?

          Call our Stock Information Center toll-free at (866) 293-3776 9:00 a.m. to 4:00 p.m., New York Time, Monday through Friday

LETTER TO FIRST NIAGARA "STREET NAME" BENEFICIAL OWNERS
[First Niagara Financial Group Letterhead]

Beneficial owner proxy materials must be mailed through ADP's Proxy Department. ADP's Proxy Department will not mail order forms, however. Therefore, beneficial owners are instructed in this letter and the proxy statement to call the Stock Information Center if they wish to buy in the offering.

Dear Stockholder:

In 1998, First Niagara Bank, our savings bank subsidiary, reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to the Plan of Conversion and Reorganization of our mutual holding company parent, the mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by First Niagara Financial Group, Inc.

We are soliciting our stockholders' votes on the Plan of Conversion and Reorganization. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. Please promptly vote the enclosed Proxy. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION AND REORGANIZATION.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION.

Shares of First Niagara Financial Group common stock owned by you and other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus. Shares held by you in street name will be converted automatically at the conclusion of the conversion, so no documentation is required from you.

In the stock offering, shares of common stock are being offered at a price of $10.00 per share. Eligible depositors of First Niagara Bank, Cayuga Bank of Cortland Savings Bank on June 30, 2001, September 30, 2002 or November __, 2002 have priority, in a subscription offering. Unsubscribed shares will be sold to the public in a community offering. As a stockholder of First Niagara Financial Group on November __, 2002, you have a purchase preference over members of the general public in the community offering. If you choose to participate in this offering, you may do so without paying a sales commission. If you would like to receive a Stock Order Form and Order Reply Envelope, please call our Stock Information Center, toll-free at (866) 293-3776. Stock Order Forms, along with payment, must be received by 10:00 a.m., New York Time, on December __, 2002.

                                                                          (over)

LETTER TO "STREET NAME" BENEFICIAL OWNERS

If you have any questions about voting, you may refer to the Proxy Statement, including the Questions & Answers section. If you have questions about this offering, refer to the Prospectus. For additional questions, please call our Stock Information Center at the number below.

First Niagara Financial Group, Inc. common stock trades on the Nasdaq National Market, under the symbol "FNFG." We look forward to continued association with you as a First Niagara Financial Group stockholder.

Sincerely,

William E. Swan
Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?

          Call our Stock Information Center toll-free at (866) 293-3776 9:00 a.m. to 4:00 p.m., New York Time, Monday through Friday

LETTER TO POTENTIAL INVESTORS (Community Members)
[First Niagara Financial Group Letterhead]

This letter is for "call-ins" and any targeted individuals other than Niagara depositors and stockholders. Finger Lakes depositors and stockholders will not be targeted, but a supply of community offering packages will be provided to Finger Lakes when the offering starts.

Dear Friend:

It is my pleasure to inform you of an investment opportunity. First Niagara Financial Group, Inc., the parent company of First Niagara Bank, is offering shares of its common stock for sale at a price of $10.00 per share. There will be no sales commission charged to purchasers in this offering.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m., New York Time, on December __, 2002.

First Niagara Financial Group, Inc. common stock trades on the Nasdaq National Market, under the symbol "FNFG."

If you have questions regarding the offering, please refer to the Prospectus, or call our Stock Information Center at the number below.

Sincerely,


William E. Swan
Chairman, President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------
                                   Questions?

          Call our Stock Information Center toll-free at (866) 293-3776 9:00 a.m. to 4:00 p.m., New York Time, Monday through Friday

RYAN BECK "BROKER DEALER" LETTER
[Ryan Beck Letterhead]

Dear Sir/Madam:

At the request of First Niagara Financial Group, Inc., we are enclosing materials regarding the offering shares of First Niagara Financial Group, Inc. common stock. Included in this package is a Prospectus describing the offering. Ryan Beck & Co. has been retained by First Niagara Financial Group, Inc. as selling agent in connection with the stock offering. We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,

Ryan Beck & Co.


This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------
NOTE: To accompany, not replace, one of the preceding letters. Applies to prospects in states where the offer must be made by a broker-dealer.

STOCK ORDER ACKNOWLEDGEMENT LETTER
[First Niagara Financial Group Letterhead]

[imprinted with name & address of subscriber]

Date

                        STOCK ORDER RECEIPT CONFIRMATION

This letter confirms receipt of your order to purchase shares of First Niagara Financial Group, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (866) 293-3776. Refer to the batch and order number listed below when contacting us.

Please review the following carefully:

--------------------------------------------------------------------------------
Order Information:
------------------
Batch #: _____                                 Order #: _____
Category #: _____ (see descriptions below)     No. of Shares Ordered: ________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Stock Registration:
-------------------
--------------------------------------------------------------------------------
Name 1
Name 2
Name 3
Address1
Address2
City, State, Zip
Ownership Type: ______
Social Security #/Tax ID#: ___-__-____
--------------------------------------------------------------------------------

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Share allocation procedures and purchase limitations are described in the First Niagara Financial Group, Inc. Prospectus dated November __, 2002, starting on page __.

The offering period ends at 10:00 a.m., New York Time, on December __, 2002. We are required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This approval may not occur for several weeks after December __. Your patience is appreciated.

Thank you for your order.

Offering Category Description:
     1. Eligible Account Holders - depositors with a minimum of $50.00 on deposit on June 30, 2001;
     2.   Tax-qualified employee benefit plans;
     3. Supplemental Eligible Account Holders - depositors with a minimum of $50.00 on deposit on September 30, 2002;
     4.   Other Members -- depositors on November __, 2002;
     5. First Niagara Financial Group, Inc. stockholders of record on November __, 2002; and,
     6. General public, with a preference to residents of the New York Counties of Erie, Cayuga, Cortland, Genesee, Monroe, Niagara, Oneida, Ontario, Orleans, Seneca and Tompkins.

--------------------------------------------------------------------------------
         Questions? Call the Stock Information Center at (866) 293-3776
                Monday through Friday from 9:00 a.m. to 4:00 p.m.
--------------------------------------------------------------------------------

----
NOTE: Printed and mailed by Mellon Investor Services after an order is processed.

STOCK CERTIFICATE MAILING LETTER
[First Niagara Financial Group Letterhead]

Dear Stockholder:

I would like to thank you for participating in our stock offering. A total of ___________ shares were purchased by investors at a price of $10.00 per share.

Your stock certificate is enclosed. Please review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                    by mail:
                            Mellon Investor Services
                            Stock Transfer Department
                                 Overpeck Center
                               85 Challenger Road
                            Ridgefield Park, NJ 07660

                                  or by phone:
                                 (800) 851-9677

If the enclosed stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at First Niagara Bank's passbook savings rate (___ % per annum) from the date your funds were received until January __, 2003. If you paid for your shares by authorizing a withdrawal from a First Niagara Bank deposit account, that withdrawal has been made. Interest was earned at your account's contractual rate, and was credited to your account to the date of withdrawal, January __, 2003.

First Niagara Financial Group, Inc. common stock trades on the Nasdaq National Market. Through _______, 2003, it will trade under the symbol "FNFGD." Thereafter, it will trade under our current symbol, "FNFG."

Sincerely,


William E. Swan
Chairman, President and Chief Executive Officer

DEPOSITOR PROXYGRAM LETTER #1

This reminder note accompanies a proxy card and return envelope sent to high vote depositors who did not promptly vote their initial proxy. For a second reminder, we may repeat this note or used the one on the next page.

                                 R E M I N D E R
                           (We Need Your Prompt Vote)

In November, we mailed you Proxy Card(s) in a large white envelope also containing a Proxy Statement. If you recently returned your Proxy Card(s) or voted by telephone or Internet, please accept our thanks and disregard this request.

Please note:
..  NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION.

..  VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK IN OUR
   OFFERING, NOR DOES IT AFFECT YOUR FIRST NIAGARA BANK ACCOUNTS.

..  IF YOU HAVE NOT YET VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY AND
   RETURN IT IN THE ENCLOSED ENVELOPE - OR FOLLOW THE INSTRUCTIONS FOR OUR TELEPHONE VOTING OPTION OR OUR INTERNET VOTING OPTION.

..  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" OUR PLAN OF CONVERSION. ---

      If you receive more than one of these reminder mailings, please vote each proxy received. None are duplicates!

                                   QUESTIONS?

      Please call our Stock Information Center toll-free at (866) 293-3776,
          Monday through Friday, 9:00 a.m. to 4:00 p.m., New York Time

                      FIRST NIAGARA FINANCIAL GROUP [LOGO]

---------------
NOTE: This is printed on 8 1/2" x 11" yellow paper.

DEPOSITOR PROXYGRAM LETTER #2

                         PLEASE VOTE THE ENCLOSED PROXY!

  If you are unsure whether you voted the Proxy Card(s) we previously mailed to you, please vote the enclosed replacement Proxy. You may vote by returning the Proxy Card or you may cast your vote more quickly by following the instructions for telephone or Internet voting. Your vote cannot be counted twice!


                YOUR BOARD OF DIRECTORS HOPES THAT YOU VOTE "FOR"
                   THE PLAN OF CONVERSION AND REORGANIZATION.

    NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION
                               AND REORGANIZATION.

 Voting does not obligate you to purchase shares of common stock in our Offering, nor does it affect your First Niagara Bank accounts.


  If you receive more than one of these mailings, please vote each proxy mailed to you. None are duplicates!

                                   THANK YOU!


                                   Questions?
          Call our Stock Information Center toll-free at (866) 293-3776 Monday through Friday, 9:00 a.m. to 4:00 p.m., New York Time

----------
NOTE: This can be printed on 8 1/2" x 11" colored paper or colored paper the size of the proxy card.

TOMBSTONE NEWSPAPER ADVERTISEMENT (Optional)

                      First Niagara Financial Group [LOGO]
                    (Holding Company for First Niagara Bank)


                             Up to 44,275,000 SHARES
                    Common Stock, par value $0.01, per share


                                      PRICE
                                $10.00 Per Share


First Niagara Financial Group, Inc. is conducting an offering of common stock. Shares may be purchased directly from First Niagara Financial Group during the offering period.

This offering expires at 10:00 a.m. on December __, 2002.

To receive a copy of the Prospectus, call our Stock Information Center toll-free at (866) 293-3776, Monday through Friday, 9:00 a.m. to 4:00 p.m.


This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

OPTION #1
BRANCH LOBBY POSTER - VOTE

NOTE: Either this notice or the following notice should be printed by First Niagara and placed in branches on an easel or on the front doors or at teller "windows".

                                      * * *
                          HAVE YOU CAST YOUR VOTE YET?

                 We would like to remind our depositors to vote
                  on the Plan of Conversion and Reorganization,
                     using the Proxy Cards we mailed to you.

            Our Directors hope you will join them in voting "FOR" the
                      Plan Conversion and Reorganization.

     The Plan of Conversion and Reorganization changes our corporate form of organization. It will not result in changes to our staff or your account relationships. Deposit accounts will continue to be FDIC - insured.

       Voting does not obligate you to purchase shares of common stock in our offering.

                                     * * *
      If you have questions, call our Stock Information Center toll-free at
                                 (866) 293-3776
                  Monday through Friday, 9:00 a.m. to 4:00 p.m.

          Our Stock Information Center is located in our headquarters,
                       6950 South Transit Road, Lockport.

                      FIRST NIAGARA FINANCIAL GROUP [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts and are not insured by the FDIC or any other government agency.

OPTION # 2
BRANCH LOBBY POSTER - BUY & VOTE

                              TIME IS RUNNING OUT!
             We are conducting an offering of shares of common stock

                             UP TO 44,275,000 SHARES
                                  COMMON STOCK

                         $10.00 Per Share Purchase Price

            THIS OFFERING EXPIRES AT 10:00 A.M. ON DECEMBER __, 2002
                                     * * *
                          HAVE YOU CAST YOUR VOTE YET?

   We would like to remind our depositors to vote our Plan of Conversion and
            Reorganization, using the Proxy Cards we mailed to you.
                                     * * *
            If you have questions about the stock offering or voting,
          call our Stock Information Center toll-free at (866) 293-3776
                  Monday through Friday, 9:00 a.m. to 4:00 p.m.

     Our Stock Information Center is located in our headquarters, 6950 South
                            Transit Road, Lockport.

    The Plan of Conversion and Reorganization changes our corporate form of organization. It will not result in changes to our staff or your account relationships. Deposit accounts will continue to be FDIC- insured.

       Voting does not obligate you to purchase shares of common stock in our offering.

                      FIRST NIAGARA FINANCIAL GROUP [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE - BANK STATEMENT REMINDER CLAUSE (Optional)

In November, you may have received a large envelope containing proxy cards to be used to vote on our organization's Plan of Conversion and Reorganization. If you received proxy cards, but have not voted, please do so. If you have questions about voting, call our Stock Information Center at (866) 293-3776, Monday through Friday, 9:00 a.m. to 4:00 p.m. Thank you.

---------------
NOTE: This optional reminder can be printed in a "notice" space on bank statements. Alternatively, a separate slip can be included.

HEADQUARTERS LOBBY SIGN - OPTIONAL

                                   LOOKING FOR

                                 FIRST NIAGARA'S

                            STOCK INFORMATION CENTER?


                     PLEASE CHECK IN WITH OUR RECEPTIONIST.